Exhibit 99.1

KINGSWAY ANNOUNCES DEFINITIVE AGREEMENT
TO SELL NON-STANDARD AUTO BUSINESS

Toronto, Ontario (July 16, 2018) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced it has entered into a definitive agreement with Premier Holdings, LLC, to sell its non-standard automobile insurance companies Mendota Insurance Company, Mendakota Insurance Company and Mendakota Casualty Company (collectively “Mendota”) for an aggregate purchase price equal to Mendota’s statutory surplus at June 30, 2018, expected to be finalized prior to the release of the Company’s operating results for the second quarter ended June 30, 2018. The Company will record an estimated loss on disposal during the second quarter of 2018, primarily driven by the write-down of a $7.6 million indefinite lived intangible asset related to Mendota. The Company will redeploy the proceeds from the sale to acquire limited liability investments and other investments owned by Mendota at the time of the closing. The transaction is expected to be completed during the third quarter of 2018 subject to the receipt of regulatory approvals.

Management Comments
Larry G. Swets, Jr., Chief Executive Officer, stated, “We are pleased to announce the signed definitive agreement with Premier Holdings, LLC. This transaction will allow us to direct our focus towards, among other things, executing our stated strategy in the extended warranty segment. This strategy includes investing in organic growth at our existing businesses as well as accretive acquisitions.

“We will provide additional details of our more focused strategic approach in the annual shareholder letter that we expect to send out in the next few weeks.”

About the Company
Kingsway is a holding company functioning as a merchant bank with a focus on long-term value-creation.  The Company owns or controls subsidiaries primarily in the insurance, extended warranty, asset management and real estate industries and pursues non-control investments and other opportunities acting as an advisor, an investor and a financier. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available and include statements relating to the proposed sale of our insurance subsidiaries. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements, including the failure to reach a definitive agreement with respect to the proposed sale of our insurance subsidiaries, the timing to consummate the proposed sale, the failure to obtain necessary regulatory approvals and the diversion of management time on transaction-related matters. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2017 Annual Report on Form 10-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information
Additional information about Kingsway, including a copy of its 2017 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the Canadian Securities Administrators’ website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov or through the Company’s website at www.kingsway-financial.com.